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                                                                      EXHIBIT 21

                 Subsidiaries of The Pepsi Bottling Group, Inc.

                            As of December 25, 2004

NAME OF SUBSIDIARY                                        JURISDICTION
AJN Holdings, Inc.                                          Delaware
Alistar Beverages Corporation                              Washington
Allied Acquisition Company of
  Delaware, Inc.                                            Delaware
Atlantic Holding Company                                   California
Atlantic Soft Drink Company, Inc.                        South Carolina
Avalon Lake, LLC                                            Delaware
Beverage Products Corporation                               Oklahoma
Bottling Group Holdings, Inc.                               Delaware
Bottling Group, LLC                                         Delaware
C & I Leasing, Inc.                                         Maryland
Centran, Inc.                                             Pennsylvania
CSD Sawgrass, Inc.                                          Florida
D.C. Beverages, Inc.                                        Delaware
Desormeau Vending Corp.                                     New York
General Cinema Beverages of
North Florida, Inc.                                         Delaware
General Cinema Beverages of                                 Delaware
Virginia, Inc.                                              Delaware
General Cinema Beverages of
Washington,D.C., Inc.                                       Delaware
Gray Bern Holdings, Inc.                                    Delaware
Grayhawk Leasing, LLC                                       Delaware
Hillwood Bottling, LLC                                      Delaware
International Bottlers Management
Co. LLC                                                     Delaware
New Bern Transport Corporation                              Delaware
PBG Canada Finance, LLC                                     Delaware
PBG Canada Finance II, LLC                                  Delaware
PBG Canada Holdings, Inc.                                   Delaware
PBG Canada Holdings II, Inc.                                Delaware
PBG Commerce, LLC                                           Delaware
PBG Michigan, LLC                                           Delaware
PBG Spirituosen Holdings, LLC                               Delaware
PBG Texas, L.P.                                             Delaware
Pepsi-Cola Allied Bottlers, Inc.                            Delaware
Pepsi-Cola Commodities, LLC                                 Delaware
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                                                                     Page 1 of 5
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
Pepsi-Cola General Bottlers of
Princeton, Inc.                                          West Virginia
Pepsi-Cola General Bottlers of
Virginia, Inc.                                              Virginia
Pepsi-Cola Laurel Bottling
Company                                                   Pennsylvania
Primrose, LLC                                               Delaware
Rice Bottling Enterprises, Inc.                            Tennessee
Rockledge Holdings, LLC                                     Delaware
TGCC, Inc.                                                  Delaware
Valley Pond, LLC                                            Delaware
White Co., Inc.                                             Delaware
Woodlands Insurance Company                                 Vermont
PBG Canada Global Holdings ULC                               Canada
The Pepsi Bottling Group
  (Canada), Co.                                              Canada
PBG Investment Partnership                                   Canada
PBG Investment (Luxembourg)
  Sarl                                                     Luxembourg
Onbiso Inversiones, S.L.                                     Spain
Pepsi Bottling Group GmbH                                   Germany
Pepsi-Cola Bottling Beteiligungsges
  GmbH                                                      Germany
Aspetuck Ireland Limited                                    Ireland
Tanglewood Finance, Sarl                                   Luxembourg
PepsiCo IVI S.A.                                             Greece
Dornfell                                                    Ireland
PBG Northern Atlantic Limited                               Ireland
Pepsi-Cola Bottling Finance B.V.                        The Netherlands
Pepsi Bottling Group Global
  Finance Sarl                                             Luxembourg
Pepsi-Cola Bottling Global B.V.                         The Netherlands
Pepsi Bottling Group
(St. Petersburg) LLC (GB Russia)                             Russia
PepsiCo Holdings OOO (Russia)                                Russia
Pepsi-Cola Soft Drink Factory of                             Russia
Sochi
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
Pepsi International Bottlers
(Ekaterinburg) LLC                                           Russia
Pepsi International Bottlers
(Samara) LLC                                                 Russia
Abechuko Inversiones, S.L.                                   Spain
Alikate Inversiones, S.L.                                    Spain
Bottling Group Espana, S.L.                                  Spain
Catalana de Bebidas Carbonicas,
S.A.                                                         Spain
Canguro Rojo Inversiones, S.L.                               Spain
Centro-Mediterreanea de Bebidas
Carbonicas PepsiCo S.C.m.p.a.                                Spain
Centro-Levantina de
Bebidas Carbonicas PepsiCo S.L.                              Spain
Compania de Bebidas PepsiCo,
S.A.                                                         Spain
KAS, S.L.                                                    Spain
Mountain Dew Inversiones, S.L.                               Spain
Enfolg Inversiones, S.L.                                     Spain
Gatika Inversiones, S.L.                                     Spain
Greip Inversiones, S.L.                                      Spain
PBG Holding de Espana ETVE, S.A.                             Spain
Jatabe Inversiones, S.L.                                     Spain
Jugodesalud Inversiones, S.L.                                Spain
Lorencito Inversiones, S.L.                                  Spain
Manurga Inversiones, S.L.                                    Spain
Migliori Inversiones, S.L.                                   Spain
Nadamas Inversiones, S.L.                                    Spain
PBG Financiera y Promocion de
Empresas, S.L.                                               Spain
PBG Commercial SECOR, S.L.                                   Spain
PepsiCo Ventas Andalucia, S.A.                               Spain
Stepplan Inversiones, S.L.                                   Spain
Beimiguel Inversiones, S.L.                                  Spain
Aquafina Inversiones, S.L.                                   Spain
Wesellsoda Inversiones, S.L.                                 Spain
Rasines Inversiones, S.L.                                    Spain
Rebujito Inversiones, S.L.                                   Spain
Ronkas Inversiones, S.L.                                     Spain
Pet-Iberia, S.L.                                             Spain
Retana Inversiones SPE, S.L.                                 Spain
Spirituosen, S.A.                                            Spain
Constar Ambalaj Sanyi Ve Ticaret
A.S.                                                         Turkey
Fruko Mesrubat Sanayii, A.S.                                 Turkey
Mekta Ticaret, A.S.                                          Turkey
PepsiCo Middle East Investments                         The Netherlands
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                                                                     Page 3 of 5
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
Pepsi-Cola Servis Dagitim, A.S.                             Turkey
The Pepsi Bottling Group Mexico
S.R.L.                                                      Mexico
Gemex Holdings LLC                                          Delaware
Embotelledores Internacionales de
Mexico S.R.L                                                Mexico
Duingras Holdings, B.V.                                 The Netherlands
Embotelladores Del Valle de
Anahuac, S.R.L.                                             Mexico
Embotelladores Mexicanos de
Pepsi Cola S.R.L.                                           Mexico
Embotelladora de Refrescos
Mexicanos S.R.L.                                            Mexico
Envasadora Del Centro, S.R.L.                               Mexico
Embotelladora Moderna, S.R.L                                Mexico
Embotelladora La Isleta, S.R.L.                             Mexico
Embotelladores Del Bajio, S.R.L.                            Mexico
Finvemex, S.R.L.                                            Mexico
Nueva Santa Cecilia, S.R.L.                                 Mexico
Servicios Administativos Suma,
S.R.L.                                                      Mexico
Bienes Raices Metropolitanos,
S.R.L.                                                      Mexico
Fomentadora Urbana
Metropolitana, S.R.L.                                       Mexico
Equipos Para Embotelladoras Y
Cervecerias,S.R.L.                                          Mexico
Industria de Refrescos, S.R.L.
Bedidas Purificadas Del Sureste                             Mexico
S.R.L.
Marketing para Embotelladoras,                              Mexico
S.R.L
Procesos Plasticos S.R.L.                                   Mexico
Inmobiliaria La Bufa, S.R.L.                                Mexico
Central de La Industria Escorpion                           Mexico
S.R.L.
Fomentadora Urbana del Surestes,                            Mexico
S.R.L.
Embotelladora Metropolitana,                                Mexico
S.R.L.
Embotelladora Potosi, S.R.L.                                Mexico
Electropura, S.R.L.                                         Mexico
Inmobiliaria Operativa S.R.L.                               Mexico
Embotelladora Garci-Crespo,                                 Mexico
S.R.L.                                                      Mexico
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                                                                     Page 4 of 5
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
Distribuidora Garci-Crespo, S.R.L.                           Mexico
Inmobiliaria La Cantera, S.R.L.                              Mexico
Granja Buen Agua, S.R.L.                                     Mexico
Bebidas Purificadas Del Noreste,
S.R.L.                                                       Mexico
Tenedora Del Noreste, S.R.L.                                 Mexico
Grupo Embotellador Noreste,
S.R.L.                                                       Mexico
Industria de Refrescos Del Noreste,
S.R.L.                                                       Mexico
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